EXHIBIT 23.2
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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We hereby consent to the inclusion in this Post Effective Amendment No. 1 to Form S-11 of our report dated March 31, 2009 on the balance sheets of American Church Mortgage Company as of December 31, 2008 and 2007, and the related statements of operations, stockholders' equity, and cash flows for the years then ended, and to the reference to our Firm under the caption "Experts" in the Prospectus included therein.



                                    /s/ Boulay, Heutmaker, Zibell & Co. P.L.L.P.
                                        Certified Public Accountants

Minneapolis, Minnesota
December 28, 2009